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                                                                   EXHIBIT 10.2

                       UNIVERSAL STANDARD HEALTHCARE, INC.
               AGREEMENT FOR INCENTIVE STOCK OPTION AWARD PROGRAM

                                February 25, 1998


         The Board of Directors (the "Board") of Universal Standard Healthcare, Inc. (the "Company"), or the committee (the "Committee") designated by the Board for the purpose of administering the Universal Standard Healthcare, Inc. 1992 Stock Option Plan (the "Plan"), hereby grants to Robert Helbling (the "Grantee"), the Vice President of the Company, a stock option (the "Option"), pursuant to the Plan. The Option is subject in all respects to the Plan. Certain capitalized terms used in this agreement (the "Agreement") which are not defined herein have the meanings indicated for such terms in Section 10.1 of the Plan.

         1. Stock Option. The Option entitles the Grantee to purchase up to 160,000 shares (the "Option Shares") of the Company's Common Stock, no par value (the "Common Stock"), at an option price per share of $1.91 (the "Option Price"), subject to the terms and conditions of this Agreement. The Option is intended to be an Incentive Stock Option.

         2. (a) Exercisability. The Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by Section 2(b). The Option Price for Option Shares shall be paid in full in cash or by check by the Grantee at the time of the delivery of Option Shares, or, at the written election of the Grantee, payment may be made by (i), to the extent permitted by the Committee, delivery to the Company of outstanding shares of Common Stock,
(ii), to the extent permitted by the Committee, retention by the Company of one or more of such Option Shares or (iii) any combination of cash, check, and, to the extent permitted by the Committee, the Grantee's delivery of outstanding Shares and retention by the Company of one or more of such Option Shares.

            (b) Vesting/Exercisability. The Grantee may only exercise his Option to purchase Option Shares to the extent that the Option has vested and become exercisable with respect to such Option Shares.

                (i) Time Vesting. The Option will vest and become exercisable as follows:

            20,000   . .. . . . . . . . . . . . . . . . 1 Year after date of this Option
            20,000   .  . . . . . . . . . . . . . . . . 2 Years after date of this Option
            20,000   . . . . . . . . . . . . . . . . . .3 Years after date of this Option
            20,000   . . . . . . . . . . . . . . . . . .4 Years after date of this Option
            10,000   . . . . . . . . . . . . . . . . . .Upon Release of 1998 Earnings
            20,000   . . . . . . . . . . . . . . . . . .Upon Release of Each of 1999, 2000, and 2001 Earnings
            10,000   . . . . . . . . . . . . . . . . . .Upon Release of 2002 Earnings



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subject to the Grantee's continued employment with the Company or any Subsidiary in the position held as of the date of this Agreement or a higher position. In the event the Grantee no longer continues to be employed by the Company or any Subsidiary in the position held as of the date of this Agreement or a higher position, all Options which have not become exercisable at the date of such event shall immediately terminate. Whether the Grantee has continued to be employed by the Company or any Subsidiary in the position held as of the date of this Agreement or a higher position shall be determined by the Committee in its sole discretion. To the extent not exercised, installments shall accumulate and the Grantee may exercise them thereafter in whole or in part.


                (ii) Death, Disability, Change in Control or Termination. The Option shall vest and become exercisable with respect to all of the Option Shares automatically upon the death or permanent disability (as determined by the Board or the Committee) of the Grantee. Subject to the limitations under Sections 2806 and 4999 of the Internal Revenue Code, if there should be a Change of Control of the Company while the Grantee is employed by the Company, or the Grantee's employment is terminated by the Company, other than for Cause ("Without Cause Termination")("For Cause" shall mean (i) the Grantee's (hereinafter "Employee's") personal dishonesty or willful misconduct which directly and materially adversely affects the Company or its affiliates or repeated acts of personal dishonesty or willful misconduct by Employee which directly affects the Company; (ii) Employee's performance of the specific and lawful resolutions of the Board of Directors in a grossly incompetent manner inconsistent with the standards of other employees with similar responsibilities in the industry or Employee's willful failure to follow the specific and lawful resolutions of the Board of Directors and his failure to initiate actions to cure such performance or failure to perform within ten (10) days after his receipt of written notice from the Company specifically identifying the manner in which Employee has not performed such lawful directives and to cure such performance or failure to perform within a reasonable period thereafter; (iii) breach of fiduciary duty by Employee to the Company resulting in Employee's personal profit in any material respect; (iv) criminal conviction of Employee for violation of any law, rule or regulation (other than traffic violations or other misdemeanor offenses); or (v) the issuance against Employee by any regulatory authority to which the business of the Company or one of its subsidiaries is subject, of a final and non-appealable order against Employee imposing sanctions against Employee for actions or failures to take action occurring after the start of the Employee's employment which Employee knew or should have known violated applicable law and which materially and adversely affect the business and operations of the Company) and the Grantee executes a full release of the Company of any claims the Grantee may have against the Company, (a) if the Change of Control or Without Cause Termination occurs prior to the release of the Company's 1998 annual earnings, options to purchase 80,000 shares of Company common stock shall become immediately exercisable; (b) if the Change of Control or Without Cause Termination occurs after the release of the Company's 1998 annual earnings but before the release of its 1999 annual earnings, options to purchase 120,000 shares (less the number of option shares which are then exercisable, so that a total of 120,000 option shares will then be exercisable) of Company common stock shall become immediately exercisable; and (c) if the Change in Control or

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Without Cause Termination occurs after the release of the Company's 1999 annual earnings, options to purchase 160,000 shares (less the number of option shares which are then exercisable, so that a total of 160,000 option shares will then be exercisable) of Company common stock shall become immediately exercisable. For purposes hereof, a "Change of Control" shall mean the (x) sale of all of the assets of the Company to an unaffiliated third-party, (y) the merger or consolidation of the Company with an unaffiliated third-party in which the Company is not the surviving corporation or (z) any person or group of persons (as defined in Section 13(d) of the Securities Exchange Act of 1934) (other than WestSphere Capital Associates, L.P. and its affiliates) shall acquire or control in excess of 51% of the Company's Common Stock on a fully-diluted basis.

                (iii) Termination of Employment. The Grantee shall have the right to exercise all unexercised Options which have vested as of the Grantee's Termination Date (as defined in the Plan) for a period of three (3) months following such Termination Date or such longer period as may be provided in the Plan or as the Committee may approve in its sole discretion in connection with such termination; provided, that the Option shall not be exercisable after its expiration pursuant to Section 7.

         3. Transferability of this Option.

            (a) Except in the case of death or permanent disability of the Grantee, this Option shall not be transferable.

            (b) The Company may assign its rights and delegate its duties under this Agreement.

         4. Conformity with Plan. The Grantee's Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, the Grantee acknowledges his receipt of the Plan and agrees to be bound by all of other terms of the Plan.

         5. Employment. Notwithstanding any contrary oral representations or promises made to Grantee prior to or after the date hereof, Grantee and the Company acknowledge Grantee's employment with the Company and its subsidiaries is and will continue to be subject to the willingness of each to continue such employment and nothing herein confers any right or obligation on Grantee to continue in the employ of the Company or its subsidiaries or shall affect in any way Grantee's right or the right of the Company or its subsidiaries to terminate Grantee's employment at any time, for any reason, with or without cause.

         6. Share Legends. At the sole discretion of the Committee, all certificates representing any Option Shares subject to the provisions of this Agreement shall have endorsed

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thereon the following legend:

         "THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAW."

         7. Expiration. The Option shall expire at 5:00 p.m., New York time, on the tenth anniversary of the date hereof. In the event that the Grantee shall cease to be employed by the Company or its subsidiaries for any reason, all Option Shares which shall not have vested pursuant to Section 2 shall automatically terminate.

         8. Further Actions. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

         9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee's heirs, executors, administrators, successors and assigns.

         10. Governing Law. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the State of Michigan.

                                    * * * * *

         Please execute the extra copy of this Agreement in the space below and return it to the Secretary of the Company to confirm your understanding and acceptance of the agreements contained in this letter.



                                          Very truly yours,


                                          UNIVERSAL STANDARD HEALTHCARE, INC.

                                          By: /s/ Alan S. Ker
                                              --------------------------
                                          Its:  Chief Financial Officer



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         The undersigned hereby acknowledges having read this Agreement, the
Plan, and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.



                                    GRANTEE:


                                     /s/ Robert Helbling
                                     -------------------------------------------
                                     (Signature)

                                     Robert Helbling
                                     -------------------------------------------
                                     (Please print name)